EXHIBIT 2.1

AMENDMENT NO. 1

TO

AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this "Amendment") is entered into as of November 26, 2013, by and among ANVC Holding Corp., a Delaware corporation ("Parent"), ANVC Merger Corp., a New York corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Anaren, Inc., a New York corporation (the "Company").

R E C I T A L S:

WHEREAS, Parent, Merger Sub and the Company entered into an Agreement and Plan of Merger, dated as of November 4, 2013 (the "Merger Agreement"), pursuant to which, among other things, Merger Sub will be merged with and into the Company, with the Company as the surviving entity;

WHEREAS, Parent, Merger Sub and the Company desire to amend the Merger Agreement in order to clarify their intentions in connection with certain provisions of the Merger Agreement as more fully set forth herein;

WHEREAS, in accordance with Section 10.1 of the Merger Agreement, the Merger Agreement may only be amended in writing and signed by each of Parent, Merger Sub and the Company; and

WHEREAS, in accordance with Section 10.1 of the Merger Agreement, the respective boards of directors of Parent, Merger Sub and the Company have each (i) determined that this Amendment and the amendments to the Merger Agreement contemplated hereby are advisable and in the best interests of each of Parent, Merger Sub and the Company, respectively and (ii) approved the execution, delivery and performance of this Amendment by Parent, Merger Sub and the Company, respectively.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, representations, and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Definitions.  Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Merger Agreement.

Amendment to Merger Agreement. The Merger Agreement is hereby amended as follows:

Amendment to Section 2.8(a).  Section 2.8(a) shall be amended by adding the following sentence at the end of such Section:

"For the avoidance of doubt, holders of Company Common Stock shall only be entitled to such dissenter, appraisal or similar rights, if any, only to the extent available to such holders of Company Common Stock pursuant to the NYBCL, including Section 910 thereof."

Full Force and Effect. Except as expressly modified by this Amendment, all of the terms, representations, warranties, covenants, agreements, conditions and other provisions of the Merger Agreement shall remain in full force and effect in accordance with their respective terms.

Miscellaneous.

Counterparts.  This Amendment may be executed in several counterparts (including by facsimile or .pdf), each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of one or more signature pages relating to this Amendment (in counterparts or otherwise) by facsimile or by other electronic delivery shall be sufficient to bind the parties to the terms hereof.

Parties in Interest. This Amendment shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns. Nothing in this Amendment, express or implied, is intended to or shall confer upon any Person that is not a party any right, benefit or remedy of any nature whatsoever under or by reason of this Amendment.

Other Provisions.  Sections 10.1 (first sentence only) (Amendment), 10.2 (Waiver; Extension), 10.4 (Applicable Law; Jurisdiction; Waiver of Jury Trial), 10.5 (Assignability), 10.6 (Notices), 10.7 (Severability), 10.8 (Specific Performance), 10.9 (Interpretation), 10.13 (Expenses) and 10.14 (Obligations of Parent and the Company) of the Merger Agreement are incorporated into this Amendment by reference as if fully set forth herein, mutatis mutandis.

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IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to Agreement and Plan to be duly executed as of the date first above written.

ANVC HOLDING CORP.

By:	/s/ Hugh D. Evans

Name:	Hugh D. Evans

Title:	Vice President

[Signature Page to Amendment No. 1 to Agreement and Plan of Merger]

ANVC MERGER CORP.

By:	/s/ Hugh D. Evans

Name:	Hugh D. Evans

Title:	Vice President

[Signature Page to Amendment No. 1 to Agreement and Plan of Merger]

ANAREN, INC.

By:	/s/ Lawrence A. Sala

Name:	Lawrence A. Sala

Title:	President & CEO

[Signature Page to Amendment No. 1 to Agreement and Plan of Merger]